Exhibit 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT

TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Yuval Cohen, certify that:

1.	I have reviewed this annual report on Form 10-K/A for the period ended December 31, 2023 of Corbus Pharmaceuticals Holdings, Inc.;

2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	[Reserved.]

4.	[Reserved.]

5.	[Reserved.]
Date: March 20, 2024

/s/ Yuval Cohen
Yuval Cohen
Chief Executive Officer
(Principal Executive Officer)